EXHIBIT 99.1


                            [PVF CAPITAL CORP. LOGO]



                                                               PVF CAPITAL CORP.
                                                               30000 Aurora Road
                                                                 Solon, OH 44139

                                                    FOR FURTHER INFORMATION CALL
                                                             Robert J. King, Jr.
                                                                    440.248.7171
                                                           robert.king@pvfsb.com
                                                           ---------------------

FOR IMMEDIATE RELEASE



                      PVF CAPITAL CORP. CHANGES RECORD DATE
                          FOR PROPOSED RIGHTS OFFERING


SOLON, OH - JANUARY 7, 2010 - PVF Capital Corp. (Nasdaq: PVFC) announced today that it has rescinded the previously set record date of December 18, 2009 for its proposed rights offering of common stock. The Company has set January 27, 2010 as the new record date for the rights offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. You may obtain a written prospectus, when available, for the proposed rights offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, by writing to the Company, 30000 Aurora Road, Solon, Ohio 44139, Attention: Jeffrey N. Male, Corporate Secretary. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Securities may not be sold nor may offers to buy be accepted prior to the effectiveness of a registration statement, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

PVF Capital Corp. is the holding company for Park View Federal Savings Bank, headquartered in Solon, Ohio, serving the Greater Cleveland area with 17 full-service branch offices.



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